Exhibit 10.3

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE SUCH SECURITIES BEFORE [•], 2022.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GLOBAL CROSSING AIRLINES GROUP INC. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY, UPON ITS REQUEST, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

DEBENTURE

Issue Date: [•], 2022	ISIN: US37960GAB05

FOR VALUE RECEIVED, GLOBAL CROSSING AIRLINES GROUP INC. (the “Company”) promises to pay to [NAME], [ADDRESS], [EMAIL] or its registered assigns (the ”Holder”), the principal sum of [•] ($[•]) in lawful currency of the United States (the “Principal Amount”), together with all Obligations accrued thereon, on the date that is not later than two years after the Issue Date (the “Maturity Date”), subject to the terms and conditions hereof. This Debenture will bear Interest (as defined herein) calculated per annum at the Interest Rate (as defined herein).

This Debenture is subject to the following additional terms and conditions:

1.	Definitions

1.1 In this Debenture, capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Subscription Agreement (as defined herein), and the following terms will have the following meanings:

(a)	“Account Debtor” means any Person who is or who may become obligated to the Credit Parties under, with respect to, or on account of an Account Receivable or other Collateral;

(b)

“Accounts Receivable” mean any and all accounts (as such term is defined in the UCC) of Credit Parties and each and every right of the Credit Parties to (i) the payment of money, or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, whether such right now exists or hereafter arises, whether such right arises out of a sale, lease or other disposition of Inventory, or out of a rendering of services, or out of a policy of insurance issued or to be issued, or from a secondary obligation or arising out of the use of a credit or charge card or information contained on or for use with such card, incurred or to be incurred, or any other transaction or event, whether such right is created, generated or earned by Credit Parties or by some other Person who subsequently transfers its interest to Credit Parties, whether such right is or is not already earned by performance, and howsoever such right may be evidenced, together with all other rights and interests (including all liens and security interests) which Credit Parties may at any time have by law or agreement against any Account Debtor or other Person obligated to make any such payment or against any property of such Account Debtor or other Person;

(c)

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified;

(d)	“Alterna Lease” means the lease arrangement for aircraft MSN 2662 A319;

(e)

“Applicable Laws” means applicable: (i) laws, constitutions, treaties, statutes, codes, ordinances, statutory rules, principles of common and civil law and equity, terms and conditions of any grants of approval, permissions, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, rulings, licences, decrees and awards of any Governmental Authority, and (iii) policies, practices and guidelines of any Governmental Authority, which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law, in each case binding on or affecting a Person, or the assets of a Person, referred to in the context in which such word is used;

(f)	“Annual Forecast” has the meaning given to such term in Section 5.1(c);

(g)	“Business” means the business of operating a US 121 domestic flag and supplemental charter airline and a cargo service airline;

(h)

“Business Day” means any day except Saturday, Sunday and any day which is a statutory holiday in the City or New York or a day on which banking institutions in the City of New York are authorized or required by Applicable Laws to close;

(i)

“Capital Stock” means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into, or exchangeable for, Capital Stock, whether or not such debt securities include any right of participation with Capital Stock;

(j)

“Capitalized Lease Obligation” means, for any Person, any payment obligation of such Person under an agreement for the lease, license or rental of, or providing such Person with the right to use, property that, in accordance with GAAP, would be treated as a balance sheet liability;

“Change of Control” means (i) one or more related transactions in which a Credit Party shall, directly or indirectly, (a) consolidate or merge with or into another Person (whether or not such Credit Party is the surviving entity), (b) sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of a Credit Party to another Person, (c) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Shares or other Equity Interests (not including any Shares or other Equity Interests held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Shares or Equity Interests of a Credit Party, or (E) reorganize, recapitalize or reclassify its Shares or other Equity Interests, (ii) one or more related transactions in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by the Company’s issued and outstanding Shares, or (iii) the entering into of any other instrument or one or more related transactions structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction; provided, however, that the occurrence of any of the foregoing events shall not be deemed a Change of Control if, prior to the occurrence of the transaction which would otherwise trigger a Change of Control, the Company obtained the prior written approval to such transaction from the Holder;

(k)

“Collateral” means all of the Credit Parties’ tangible fixed assets, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired, including, but not limited to, the following: (i) all Equipment; (ii) all Accounts Receivable; (iii) all Inventory; (iv) any and all monies, reserves, deposits, deposit accounts, securities, cash, cash equivalents, balances, credits, and interest and dividends on any of the above, of or in the name of Credit Parties, now or hereafter with any financial institution, and any and all other Property of any kind and description of or in the name of Credit Parties, now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Holder or any agent or bailee for the Holder; (v) all investment Property; (vi) all furniture and fixtures; (vii) all documents of title and receipts, including, without limitation, all Vehicle Titles, whether negotiable or nonnegotiable, including all goods covered by such documents; and (viii) all contracts, plans, specifications, documents and records of any kind relating to, and any and all substitutions, renewals, improvements, replacements, additions and proceeds of, (i) through (vii) above, including, without limitation, proceeds of insurance policies;

(l)

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto;

(m)

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings;

(n)	“Credit Party” means the Company, Global Opco and Global LLC;

(o)	“Debenture” means this debenture;

(p)

“Debt” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above; (viii) banker’s acceptances; (ix) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed; (x) Hedging Obligations; and (xi) obligations under convertible securities of a Credit Party. In addition, the term “Debt” of a Credit Party includes (a) all Debt of others secured by a Lien on any assets of a Credit Party or their respective Subsidiaries (whether or not such Debt is assumed by a Credit Party or their respective Subsidiaries), and (b) to the extent not otherwise included, the guarantee by a Credit Party of any Debt of any other Person;

(q)

“Disposition” means any sale, assignment, transfer, conveyance, lease, license, granting of an option, demolition, abandonment or other disposition (or agreement to dispose) of any nature or kind whatsoever of any property or of any right, title or interest in or to any property, and the verb “Dispose” has a correlative meaning;

(r)	“EBITDAR” means earnings before interest, taxes, depreciation, amortization, and restructuring or rent costs, as calculated by the Company, in each case in accordance with GAAP;

(s)

“Equipment” means all machinery and equipment owned by the Credit Parties, wherever located, whether now owned or hereafter existing or acquired by the Credit Parties, any embedded software thereon, any additions thereon, accessions thereto or replacements of parts thereof;

(t)

“Equity Financing” means the sale of any Shares or securities convertible into or exchangeable for Shares for cash proceeds to the Company (other than issuances pursuant to the Company’s stock option plan, restricted share unit plan, performance share unit plan or employee share purchase plan in effect on the Closing Date (and as may be amended in accordance with the rules of the Exchange) or any other currently outstanding securities convertible into Shares or other securities of the Company);

(u)

“Equity Interests” means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock, whether or not such debt security includes the right of participation with Capital Stock).

(v)	“Event of Default” has the meaning set forth in Section 6.1;

(w)	“Exchange” means the Neo Exchange Inc., OTCQB or such other stock exchange as the securities of the Company are listed on;

(x)	“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis;

(y)	“Global LLC” means Global Crossing Operations LLC;

(z)	“Global Opco” means Global Crossing Airlines Inc.;

(aa)

“Governmental Authority” means: (i) any international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, and (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including any Securities Regulatory Authority;

(bb)	“Guarantor” means Global Opco, Global LLC and each other Person which guarantees all or any part of the Obligations;

(cc)

“Hedge Instrument” means, with respect to any Person, any interest rate, foreign exchange or commodity price risk management agreement or product, including interest rate, currency or commodity exchange or swap agreements, futures contracts, forward rate agreements, interest rate cap agreements and interest rate collar agreements, options and all other agreements or arrangements designed primarily to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices;

(dd)	“Hedging Obligations” means, with respect to any Person, the Person’s payment obligations under Hedge Instruments calculated on a mark to market basis at the date of determination;

(ee)	“Interest” means any accrued but unpaid interest with respect to the Principal Amount;

(ff)	“Interest Rate” means 15% per annum;

(gg)

“Inventory” means any and all goods, finished goods, whole goods, materials, raw materials, work-in-progress, components or supplies, wheresoever located and whether now owned or hereinafter acquired and owned by the Credit Parties, including, without limitation, goods, finished goods, whole goods, materials, raw materials, work-in-process, components or supplies in transit, wheresoever located, whether now owned or hereafter acquired by the Credit Parties, which are held for demonstration, illustration, sale or lease, furnished under any contract of service or held as raw materials, work-in-

process for manufacturing or processing or supplies for manufacturing or processing, and all materials used or consumed in the business of the Credit Parties, and shall include such other Property, the sale or disposition of which has given rise to an Accounts Receivable and which has been returned to or repossessed or stopped in transit by or on behalf of the Credit Parties, but shall not include Property owned by third parties in the possession of the Credit Parties;

(hh)	“Issue Date” means the date set out as the issue date on the first page of this Debenture;

(ii)

“Lien” means any mortgage, charge, hypothec, assignment, pledge, lien, vendor’s privilege, supplier’s right of reclamation or other security interest or encumbrance or adverse claim of whatever kind or nature, regardless of form and whether consensual or arising by law (statutory or otherwise), that secures the payment of any indebtedness or liability or the observance or performance of any obligation;

(jj)	“Make-Whole Premium” has the meaning given to such term in Section 4.3;

(kk)

“Material Adverse Effect” means any event, circumstance, occurrence, fact or state of facts, change or effect that, when taken individually or in aggregate: has or is reasonably expected to have a material adverse effect on (A) the financial condition of the Credit Parties (taken as a whole), on the value of any material Collateral, on the enforceability of any Transaction Documents, or on the validity or priority of Holder Liens on any Collateral, (B) the ability of the Company to operate its business in all material respects in accordance with the operating plan in effect at the time of the occurrence of such event, circumstance, occurrence, fact or state of facts, change or effect, (C) the ability of the Company to perform or comply with its material obligations under the Transaction Documents, including repayment of the Obligations, or (D) the rights and remedies of the Holder under the Transaction Documents;

(ll)

“Obligations” ” means any and all obligations, liabilities and indebtedness, including without limitation, principal, interest (including, but not limited to, any interest calculated at a default rate and post-petition interest in any proceeding under any under any bankruptcy, insolvency or other similar law), preferences and other fees, costs, expenses and other charges and obligations under, relating to or arising out of this Debenture, the Subscription Agreement (for so long as this Debenture remains outstanding), the Warrant (for so long as this Debenture remains outstanding), the Registration Rights Agreement (for so long as this Debenture remains outstanding) or any of the other agreements of the Credit Parties to the Holder (with the exception of the Alterna Lease) of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, in all such cases, arising under this Debenture, the Subscription Agreement, the Warrant, the Registration Rights Agreement and any of the other Transaction Documents;

(mm)	“Offering” means the offering by the Company of Debentures for gross proceeds of up to $7,500,000;

(nn)	“Offering Principal Amount” means the aggregate Principal Amount of all Debentures issued in the Offering that is outstanding at the relevant time;

(oo)

“Permitted Asset Disposition” means so long as no Event of Default exists (i) a sale, transfer or other Disposition of tangible property that is worn out, obsolete or no longer required in the conduct of the Business, (ii) a sale, transfer or other Disposition by the Company of tangible property that is not and has not been used and is not reasonably required for carrying out the Business, provided that the Company receives fair market value for such property, (iii) a sale, transfer or other Disposition of property by the Company to the extent such Disposition is required by health and safety Applicable Law or rulings by any Governmental Authority, (iv) a sale, transfer or other Disposition of inventory in the ordinary course of business, or (v) any Disposition as otherwise approved in writing by the Holder;

(pp)	“Permitted Liens” means, in respect of any property of any Person, any of the following:

(i)

liens for Taxes not yet due or for which installments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by the Person and for which reasonable reserves under GAAP are maintained;

(ii)

undetermined or inchoate liens, rights of distress and charges incidental to current operations which have not at such time been filed or exercised, or which relate to obligations not due or payable, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by the Person;

(iii)

reservations, limitations, provisos and conditions expressed in any original grants from applicable Governmental Authorities or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land for the purpose for which it is used by the Person;

(iv)

zoning, land use and building restrictions, by laws, regulations and ordinances of federal, provincial, state, municipal and other Governmental Authorities, licences, easements, rights of way, servitudes and rights in the nature of easements (including, without limiting the generality of the foregoing, licences, easements, rights of way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which do not materially impair the use of the affected land for the purpose for which it is used by the Person;

(v)

title defects, encroachments or irregularities or other matters relating to title which are of a minor nature and which in the aggregate do not materially impair the use of the affected property for the purpose for which it is used by the Person;

(vi)

the right reserved to or vested in any Governmental Authority which is conferred or reserved by or in any statute of the United States of America or the State of Florida, by the terms of any lease, licence, franchise, grant or permit acquired by the Person or by any statutory provision to terminate any such lease, licence, franchise, grant or permit, or to require annual or other periodic payments as a condition to the continuance thereof;

(vii)

Liens resulting from the deposit of cash or securities (A) in connection with contracts, tenders, expropriation proceedings, surety or appeal bonds and other similar Liens arising in connection with court proceedings when required by law, (B) in connection with workmen’s compensation and employment insurance obligations, (C) in connection with the discharge of Liens and claims incidental to construction, mechanics’, warehousemen’s, carriers’, suppliers, repairers, storage and other similar Liens, and (D) in connection with public, statutory and other like obligations incurred in the ordinary course of business; in each case, provided the obligations secured by such Liens are not yet due and payable, or are being contested diligently and in good faith;

(viii)

security given to a public utility or any municipality or Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Person in the ordinary course of its business;

(ix)

applicable municipal and other governmental restrictions, including municipal by laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon, provided that the Person in compliance therewith in all material respects and such restrictions do not materially reduce the value of the assets of the Person or materially interfere with the use of such assets in the operation of the business of the Person;

(x)

Liens or any rights of distress that are reserved in or exercisable under any lease or sublease to which the Person is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease, provided that such rent is not then overdue and the Person is then in compliance in all material respects with such terms and provided further that any such Liens are limited to property located at the premises subject to the applicable lease or sublease;

(xi)	the Lien created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by the Person;

(xii)	Liens securing Purchase Money Obligations and Capitalized Lease Obligations;

(xiii)

cash collateral required by, and deposited with, financial institutions and bonding/surety companies as security for letters of credit, letters of guarantee, performance bonds and surety bonds posted by or on behalf of the Company in the ordinary course of business; and

(xiv)	the extension, renewal or refinancing of any Permitted Lien provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Credit Parties;

(qq)	“Person” means an individual, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority;

(rr)

“Purchase Money Obligations” means the outstanding balance of the purchase price of real and/or personal property, title to which has been acquired or will be acquired upon payment of such purchase price, or indebtedness to non vendor third parties incurred to finance the acquisition of new (and not replacement) real and/or personal property, or any refinancing of such indebtedness or outstanding balance (provided the outstanding principal amount thereof is not increased) provided such indebtedness does not exceed 100% of the fair market value of such real and/or personal property;

(ss)	“Principal Amount” means the principal amount as may be due and owing by the Company to the Holder from time to time under this Debenture;

(tt)	“Property” means all types of real, personal, or tangible property;

(uu)

“Securities Regulatory Authorities” means collectively, the Securities and Exchange Commission, the state securities regulatory authorities in each Sate of the United States, the provincial and territorial securities regulatory authorities in each of the provinces and territories of Canada, and the Exchange;

(vv)	“Shares” means collectively the shares of Common Stock, Class A Non-Voting Common Stock and Class B Non-Voting Common Stock of the Company;

(ww)	“Subscription Agreement” means the Subscription Agreement to which the Company and the Holder are parties and pursuant to which the Holder agreed to purchase this Debenture;

(xx)

“Subsidiary” or “Subsidiaries” means, with respect to any Person (the “Parent”), any corporation, limited liability company, partnership, association or other entity of which Capital Stock or other Equity Interests representing 50% or more of the ordinary voting power or, in the case of a partnership, 50% or more of the general partnership interests are, owned, Controlled or held by the Parent or one or more Subsidiaries of the Parent, or by the Parent and one or more Subsidiaries of the Parent;

(yy)

“Taxes” means all taxes (including for certainty, real property taxes), assessments, levies, imposts, stamp taxes, duties, deductions, charges and similar impositions payable, levied, collected or assessed as of the date of this Agreement or at any time in the future, and “Tax” shall have a corresponding meaning; and

(zz)

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Lender’s security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement and the other Transaction Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

1.2 Unless otherwise provided, all dollar amounts referred to in this Debenture are in lawful money of the United States.

2.	Subscription Agreement

2.1 This Debenture has been issued pursuant to the Subscription Agreement, is subject in all respects to the terms of the Subscription Agreement, and incorporates the terms of the Subscription Agreement to the extent that they do not conflict with the terms of this Debenture. The Company may not be assign, transfer, novate or dispose of any of its interest in or rights and Obligations under this Debenture without the prior written consent of the Holder. The Holder may freely transfer or assign, novate or sup-participate any or all of its interest in or rights and Obligations under this Debenture, subject to its compliance with Applicable Laws.

3.	Interest

3.1 The Principal Amount will bear simple Interest before the Maturity Date until the date of repayment in full of the Principal Amount and any Interest. The Interest will be calculated and payable quarterly (March 31, June 30, September 30 and December 31) and on the Maturity Date, on the basis of a year of 365 days. Following the Maturity Date, Interest will be calculated and compounded monthly until repayment in full of the Principal Amount together with all outstanding Obligations as provided.

4.	Prepayments

4.1 The Principal Amount may be prepaid at any time at the Company’s option, in whole but not in part, and on not less than 30 Business Days’ prior written notice to the Holder. At the expiry of such notice period, the Company will pay to the Holder the Principal Amount together with all outstanding Obligations as provided herein.

4.2 The Principal Amount must be prepaid in whole or in part, as applicable, by the Company upon the occurrence of any of the foregoing events:

(a)

If the Company receives written notice from the Holder of any Applicable Law coming into force after the Issue Date, or of any change in any existing Applicable Law or in the interpretation or application thereof by any court or Governmental Authority, now or hereafter, that makes it unlawful for the Holder to have advanced the Principal Amount under the Debenture or to give effect to its obligations in respect thereof, the Holder’s obligations under the Debenture shall immediately terminate and the Company shall pay to the Holder the Principal Amount together with all outstanding Obligations as provided herein within the time required by such law, but in no event later than the Maturity Date.

(b)

If the Company incurs Debt other than Debt permitted by Section 5.2(b), then not later than five (5) Business Days after the incurrence of such Debt, an amount equal to the net proceeds of such Debt shall be paid by the Company to the Holder as a mandatory prepayment and shall be applied against the Principal Amount together with all outstanding Obligations as provided herein.

(c)

If the Company completes an Equity Financing, then not later than five (5) Business Days after the closing of such Equity Financing, an amount equal to the net proceeds of such Equity Financing shall be paid by the Company to the Holder as a mandatory prepayment and shall be applied against the Principal Amount together with all outstanding Obligations as provided herein.

(d)

The Company shall provide the Holder with not less than 15 Business Days’ prior written notice of the closing date of any Change of Control, and the Holder may, upon not less than 10 Business Days’ written notice in advance of such closing date, elect to require the Company to prepay the Principal Amount of the Debenture at a rate of 105% of the Principal Amount, together with all outstanding Obligations as provided herein, on or prior to the closing date of such Change of Control.

(e)

In the event that the Company completes a listing on any NASDAQ market that includes a concurrent equity offering (the “Nasdaq Listing”), then not later than five (5) Business Days after the completion of the Nasdaq Listing, the Company shall prepay the Principal Amount of the Debenture, together with all outstanding Obligations as provided herein.

(f)	If there shall be an Event of Default the Company shall immediately prepay in full the Principal Amount together with all outstanding Obligations as provided herein.

4.3 If the Company prepays all or any portion of the Principal Amount, the Company shall pay to the Holder a make-whole premium (the “Make-Whole Premium”) equal to:

(10% x P) – I

Where:

I = the aggregate amount of Interest received by the Holder on the prepaid Principal Amount as at the date of prepayment; and

P = the prepaid Principal Amount.

If the formula generates a negative number, the Make-Whole Premium is nil.

4.4 No Principal Amount prepaid under the terms of this Debenture may be reborrowed by the Company.

5.	Covenants

5.1 So long as any Obligations remain outstanding, the Credit Parties will (except as otherwise consented to by the Holders representing at least 80% of the Offering Principal Amount):

(a)	preserve and maintain its corporate existence;

(b)	prohibit the Issuer’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer from transferring any of their Shares. The foregoing prohibition shall not apply to:

(i)

transfers upon the death of the individual to his or her executors, legatees or beneficiaries, including by will or other testamentary document or intestacy, or a bona fide gift, including to a charitable organization or educational institution, or for bona fide estate planning purposes;

(ii)

transfers of Shares or any security convertible into or exercisable or exchangeable/redeemable for Shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement, separation agreement or other court order;

(iii)

the transfer of Shares or any security convertible into or exercisable or exchangeable/redeemable for Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Shares and if consummated would constitute a Change of Control, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Shares owned by the undersigned shall remain subject to the restrictions; or

(iv)

the transfer of Shares in connection with the vesting, redemption, settlement, or exercise of restricted share units, stock options, warrants or other rights or awards to receive or purchase Shares (including, in each case, by way of “net” or “cashless” exercise/redemption), including for the payment of the exercise or redemption price, transaction fees and/or tax withholdings or remittance payments due as a result of the vesting, redemption, settlement, or exercise of such securities.

(c)	deliver to the Holder (with such delivery being satisfied by uploading the required documents to an online dataroom that the Holder has access to):

(i)	on or before January 30th, an annual budget and forecast for the current fiscal year (the “Annual Forecast”);

(ii)

within 30 days of month end, provide to the Holder monthly financial statements (balance sheet and income statement) prepared from the Company’s accounting system. Such monthly financial statements will not be audited or reviewed by accountants and will not include footnotes or other items generally completed for the Company’s regulatory financial reporting;

(iii)

as soon as available and in any event within forty-five (45) days after the end of each of the first, second and third fiscal quarters of each fiscal year, unaudited consolidated statements of income, retained earnings and cash flows of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year;

(iv)

as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated statements of income, retained earnings and cash flows of the Company for such fiscal year and the related consolidated balance sheet of the Company as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an audit report in customary form from auditors of recognized standing;

(v)

as soon as practicable after becoming aware, notice of the occurrence of any litigation, dispute, arbitration, proceeding or other circumstance affecting which could reasonably be expected to have a Material Adverse Effect, and from time to time provide the Holder with all information reasonably requested by the Holder concerning the status thereof;

(vi)	as soon as practicable after becoming aware, notice of any Event of Default;

(vii)

as soon as practicable after becoming aware, notice of any material information with respect to the Company which has not been publicly disclosed and which could be expected to have a Material Adverse Effect; and

(viii)	as soon as practicable following a request therefor from the Holder, such information as is required by Holder to complete “Know Your Customer” due diligence required by Governmental Authorities;

(ix)	as soon as practicable following a request therefor from the Holder, such other information as the Holder may reasonably request from time to time

(x)	as soon as practicable after the filing thereof copies of all filings with any Commission on EDGAR or SEDAR.

(d)	conduct its business in such a manner so as to comply in all material respects with all Applicable Laws;

(e)

keep insured with financially sound and reputable insurance companies all of its property, in amounts and against losses, including property damage and public liability, to the extent that such property is usually insured by businesses comparable to its business;

(f)

pay all Taxes as they become due and payable unless they are being contested in good faith by appropriate legal proceedings, arrangements have been made regarding adequate provision for their payment and any resulting Lien is a Permitted Lien pursuant to such definition;

(g)	keep proper books of record and account, in which full and correct entries of all transactions in relation to its business are made;

(h)

at Holder’s reasonable request, upon ten days’ notice but not more than once per quarter, key personnel of the Company will make themselves available to Holder to discuss the business, operations, condition (financial or otherwise), assets, liabilities and prospects of Company and its Affiliates. The Company and its Affiliates shall not provide the Holder with any material nonpublic information without obtaining written confirmation from the Holder that it wishes to receive material nonpublic information. Such discussions and information that includes non-public information will be subject to SEC Reg FD. Credit Parties will maintain and comply with policies and procedures reasonably acceptable to Holder to allow Holder to have reasonable access to the property, books and records and operations of, which policies and procedures will be reviewed at Holder’s request. Upon the occurrence and continuation of an Event of Default, notification time will be reduced to one Business Day.

(i)	ensure that EBITDAR is not less than 80% of the forecasted EBITDAR set out in the Annual Forecast for any two consecutive fiscal quarters; and

(j)	promptly cure or cause to be cured any defects in the execution and delivery of the Transaction Documents or any defects in the validity or enforceability of the Transaction Documents.

5.2 So long as any Obligations remain outstanding, the Credit Parties will not, without the consent of Holders representing at least 80% of the Offering Principal Amount:

(a)	Pay any dividends to its shareholders, unless the Principal Amount of this Debenture has been reduced to 25% or less of the original Principal Amount;

(b)	Create, incur, assume, or otherwise become directly or indirectly liable upon or in respect of, or suffer to exist, any Debt other than:

(i)	the Obligations;

(ii)	Debt secured by Liens permitted pursuant to clause (xii) of the definition of Permitted Liens;

(iii)	Debt owing pursuant to intercompany loans between the Company and any of its Affiliates, or Debt owing pursuant to intercompany loans between the Company’s Affiliates;

(iv)	unsecured short-term (tenor of less than one year) financing of insurance premiums;

(v)	Debt in respect of performance and surety bonds, letters of credit and letters of guarantee in favour of a public utility or any other Governmental Authority;

(vi)	Debt that is incurred to repay the outstanding Principal Amount together with all outstanding Obligations as provided herein;

(vii)

Debt that is first offered to the Holder at least 10 Business Days prior to being offered to any other Persons (the “ROFO”), on such terms and subject to such conditions as is to be offered to such other Persons, provided that, if there is any material change to the terms or conditions of such Debt when offered to such other Persons, the Holder shall again have a ROFO hereunder; or

(viii)	Hedging Obligations.

(c)

enter into any transaction or series of related transactions that will result in Change of Control, unless, concurrently with the consummation of such transaction or series of related transactions, the Principal Amount will be repaid in full, together with all other Obligations then due and owing hereunder, in accordance with Section 4.2;

(d)	dispose of all or any part of its property, except pursuant to a Permitted Asset Disposition;

(e)	change in any material respect the nature of its business or operations from the Business;

(f)

directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or otherwise Dispose of any property to, or otherwise deal or enter into any agreement with, any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of business and upon fair and reasonable terms that are no less favourable than those that could be obtained in an arm’s length transaction with an unrelated third party;

(g)	change its auditor.

6.	Events of Default

6.1 The occurrence of any of the following will constitute an “Event of Default” under this Debenture:

(a)

the Company failing to pay the Principal Amount on the Maturity Date, or the Company failing to pay the Interest quarterly, on the Maturity Date or when otherwise due, or the Company failing to pay any other Obligation hereunder or under the terms of the Transaction Documents as and when otherwise due, unless such non-payment is caused by (i) administrative or technical error, and (ii) payment is made within two (2) Business Days of its due date;

(b)

except as set out in section 6.1(a), a Credit Party failing to observe or perform any covenant or agreement contained in any of the Transaction Documents which failure is not cured, if possible to cure, within 15 days after the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer has notice thereof or after notice of such default is sent by the Holder to the Company;

(c)

this Debenture or any Guaranty ceases to be in full force and effect, or is invalidated by any act, regulation or governmental action or is determined to be invalid by a court or other judicial entity;

(d)	a lienor or any other Person takes possession of any substantial part of the property of the Company or any Affiliate by appointment of a receiver, receiver and manager, by expropriation or otherwise;

(e)

any representation or warranty made by a Credit Party under any Transaction Documents is in any material respect (or in any respect, in the case of representations and warranties that are qualified by materiality, including by the occurrence of a Material Adverse Effect) incorrect, incomplete or misleading when made and, if capable of remedy, the facts or circumstances which make such representation or warranty incorrect or incomplete are not remedied within 20 days after the earlier of (i) the Company becoming aware that such representation or warranty is incorrect or incomplete and (ii) the Holder notifying the Company of the same;

(f)

any judgment or order for the payment of money in excess of $200,000 (or the equivalent amount in any other currency), net of any amounts available for the satisfaction of such judgment or order pursuant to an enforceable contract of insurance, shall be rendered against a Credit Party and either (i) the same shall remain undischarged, unvacated, unstayed and unbonded pending appeal for a period of 30 days from the entry thereof or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment;

(g)	the occurrence of any event or circumstance that has a Material Adverse Effect;

(h)	the occurrence of any litigation, dispute, arbitration, proceeding or other circumstance affecting which could reasonably be expected to have a Material Adverse Effect

(i)	an event of default has occurred under any other agreement between a Credit Party and the Holder;

(j)

the Credit Parties are enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its Business; a Credit Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of a Credit Party’s business for a material period of time; any material Collateral or property of a Credit Party is taken or impaired through condemnation, seizure, expropriation or nationalisation;

(k)	EBITDAR falls below 80% of the forecasted EBITDAR set out in the Annual Forecast for more than two consecutive fiscal quarters;

(l)	beginning with the fiscal year ended December 31, 2022 and any fiscal year thereafter, the auditors of the Company qualify the annual financial statements of the Company;

(m)	the Company ceases to carry on all or a material part of its Business where such cessation is reasonably likely to have a Material Adverse Effect; or

(n)

the Company is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, or enters into any proceeding for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect is commenced and an order for relief is not entered or such proceeding is not dismissed or discharged within thirty (30) Business Days of commencement.

6.2 Upon the occurrence or existence of any Event of Default, and following the expiry of any applicable grace periods, and at any time thereafter during the continuance of such Event of Default, the Holder may, without notice or demand to the Company, do any or all of the following:

(a)

declare the Debenture, all interest thereon, and all other Obligations payable under the Transaction Documents to be forthwith due and payable, whereupon the Debenture, all such interest, and all such Obligations shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company (but if an Event of Default described in Section 6.1(m) occurs all Obligations are immediately due and payable without any action by the Holder);

(b)

Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. The Company shall assemble the Collateral if the Holder requests and make it available as the Holder designates. The Holder may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. The Company grants the Holder a license to enter and occupy any of its premises, without charge, to exercise any of the Holder’s rights or remedies; and

(c)

Exercise all rights and remedies available to the Holder under the Transaction Documents or at law or equity, including all remedies provided by the UCC (including disposal of the Collateral pursuant to the terms thereof).

6.3 Many of the rights of the Holder under this Agreement, whether arising from an Event of Default or otherwise, relate to unique assets and to restrictive covenants, including the right to preclude the Company from taking various actions. The Company and the Holder recognize that the Holder will not obtain the full benefit of its bargain through the receipt of money damages but must receive specific performance of the terms of this Agreement. Accordingly, the Company and the Holder hereby express their intention that a court award equitable relief and enforce specifically the rights of the Holder under this Agreement.

6.4 The Holder’s failure, at any time or times, to require strict performance by the Company of any provision of this Agreement or any other Transaction Document shall not waive, affect, or diminish any right of the Holder thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Holder and then is only effective for the specific instance and purpose for which it is given. The Holder’s rights and remedies under this Agreement and the other Transaction Documents are cumulative. The Holder has all rights and remedies provided under the UCC, by law, or in equity. The Holder’s exercise of one right or remedy is not an election, and the Holder’s waiver of any Event of Default is not a continuing waiver. The Holder’s delay in exercising any remedy is not a waiver, election, or acquiescence.

6.5 Application of Collateral Proceeds. The Holder will apply the proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by Applicable Law.

7.	Security Interest

7.1	Grant of Security Interest.

(a)

The Company grants and pledges to the Holder a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by the Company of each of its covenants and duties under the Transaction Documents. Such security interest shall constitute a valid and, subject to any Permitted Liens, first priority, security interest in all then-existing Collateral, and shall constitute a valid and, subject to any Permitted Liens, first priority security interest in all later-acquired Collateral.

(b)	Except as expressly permitted herein, Company hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or otherwise encumber any of the Collateral.

(c)	The Holder’s Lien on the Collateral pursuant to this Section 7 shall remain in effect for so long as any Obligations remain outstanding.

7.2	Perfection of Security Interest.

(a)

The Company authorizes the Holder to (i) file, at any time, financing statements, continuation statements, and amendments thereto that (A) either specifically describe the Collateral or describe the Collateral as all assets of Company of the kind pledged hereunder, and (B) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, as applicable, and (ii) file, at any time, such other filings, or take such other actions for the purpose of perfecting, affording first and exclusive priority to or otherwise relating to the Holder’s Lien under this Agreement or the other Transaction Documents.

(b)

The Company shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Holder reasonably chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, the Company shall take such steps as the Holder reasonably requests for Holder to (i) obtain an acknowledgment, in form and substance satisfactory to the Holder in its sole reasonable discretion, of the bailee that the bailee holds such Collateral for the benefit of the Holder, and (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Article 9 of the UCC) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance reasonably satisfactory to the Holder.

(c)

The Company shall take such other actions as the Holder reasonably requests from time to time in order to perfect, and, as applicable, maintain the first priority status of, the Holder’s security interests granted under this Agreement.

(d)

The Company does hereby constitute and appoint the Holder as the Company’s true and lawful attorney, irrevocably, with full power (in the name of the Company or otherwise), upon the occurrence of any Event of Default under this Agreement to file any claims or take any action at law or in equity or as the Holder may otherwise deem appropriate or to be necessary or advisable in respect of the Collateral. This power of attorney is coupled with an interest and shall be irrevocable.

8.	Notices

8.1 Any notice required or permitted to be given to the Company or the Holder will be in writing and may be given by prepaid registered post, email transmission (return receipt requested) or other means of electronic communication capable of producing a printed copy to the address of the party set forth below or such other address as such party may specify by notice in writing to the other party, and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on the date sent, or, if delivered, on delivery if sent or delivered during normal business hours of the recipient, and on the next business day if sent or delivered after normal business hours of the recipient:

(a)	to the Company:

Global Crossing Airlines Group Inc.

Bldg. 5A, Miami Int’l Airport, 4th Floor

4200 NW 36th Street, Miami, FL, 33166

Attention: Chief Financial Officer

Email: ryan.goepel@globalxair.com

(b)	to the Holder at the address set forth on the first page of this Debenture.

9.	Exchange or Replacement of Debenture

9.1 The Holder may, at its option, in person or by duly authorized attorney, surrender this Debenture for exchange at the principal business office of the Company and receive in exchange therefore a new Debenture in the same Principal Amount as the unpaid Principal Amount of this Debenture and bearing Interest at the same annual rate as this Debenture, each such new Debenture to be dated as of the date of this Debenture and to be in respect of such Principal Amount and Interest as remains unpaid and payable to such Holder.

9.2 Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to the Company, or upon surrender and cancellation of this Debenture if mutilated, the Company will deliver a new Debenture of like tenor in lieu of this Debenture. Any Debenture delivered in accordance with the provisions of this Section 9.2 will be dated as of the date of this Debenture.

10.	Governing Law

10.1 All matters relating to the Debenture shall be governed by, construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law rules of the State of New York, or any other jurisdiction that would cause the laws of a jurisdiction other than the State of New York, to apply, and each of the parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the federal and state courts of sitting in the City of New York, Borough of Manhattan, State of New York, United States of America for adjudication of any dispute arising hereunder, the transactions contemplated hereby, or the agreements entered into in connection herewith (waiving right to trial by jury and agreeing not to commence any litigation relating thereto except in such courts).

11.	Waiver

11.1 No delay in exercising any power or right hereunder will operate as a waiver of any other power or right, nor will any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof will be valid unless set forth in writing by the waiving party, and then only to the extent set forth therein.

12.	Amendments

12.1 This Debenture may not be amended without the express written consent of both the Company and the Holders representing at least 80% of the Offering Principal Amount.

13.	Severability

13.1 If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture will remain in effect, and if any provision is inapplicable to any Person or circumstance, it will nevertheless remain applicable to all other Persons and circumstances.

14.	Confidentiality

14.1 The Holder agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, managers, administrators, trustees, agents, auditors, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority) or any rating agency in connection with any financing the Holder may obtain, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or any other Transaction Document or any action or proceeding relating to a Transaction Document or the enforcement of rights hereunder or thereunder, (f) with the consent of the Company, or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Holder on a non-confidential basis.

14.2 For purposes of this Section, “Information” means all information of a confidential nature received in connection with this Debenture from the Company or its Affiliates relating to the Company or any of its Affiliates or any of their respective businesses, other than any such information that is available to the Holder on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

15.	Assignment

15.1 This Debenture shall enure to the benefit of and be binding upon the parties hereto and thereto, their respective successors and any permitted assignee of some or all of the parties’ rights or obligations under this Debenture as permitted under this Section.

15.2 The Company shall not assign all or any part of its rights, benefits or obligations under this Debenture without the prior written consent of the Holder.

15.3 The Holder may assign or transfer its rights in respect of the Obligations, and this Debenture and to or in favour of any Person and have its corresponding obligations hereunder and thereunder assumed by such Person at any time without the consent of the Company.

15.4 Notwithstanding any other provision of this Debenture, the consent of the Company shall not be required in the case of an assignment by the Holder to or in favour of any of its Affiliates.

15.5 Any assignment made hereunder shall become effective when the Company has been notified by the Holder that it has received an acknowledgement from the assignee Holder that it is bound by this Debenture. Any such assignee shall be treated as a party to this Debenture for all purposes of this Debenture and shall be entitled to the full benefit hereof and thereof and shall be subject to the obligations of the Holder to the same extent as if it were an original party, in each case, in respect of the rights assigned to it and obligations assumed by it and the assignor Holder shall be released and discharged accordingly.

16.	Next Business Day

16.1 Whenever any payment or other obligation hereunder will be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day.

17.	Time of the Essence

17.1 Time will be of the essence of this Debenture.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

GLOBAL CROSSING AIRLINES GROUP INC.

Per:
Authorized Signatory